Exhibit 99.1

NEWS RELEASE
Investor Contact:
Teresa Gutierrez, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Cliff Bowers, Senior Vice President, Director of Public Relations
920-491-7542

Associated Banc-Corp Reports 2015 Earnings of $1.19 per share on
Record Loans and Deposits
GREEN BAY, Wis. -- January 21, 2016 -- Associated Banc-Corp (NYSE: ASB) today reported net income available to common shareholders of $181 million, or $1.19 per common share, for the year ended December 31, 2015. This compares to net income available to common shareholders of $186 million, or $1.16 per common share, for the year ended December 31, 2014.
For the quarter ended December 31, 2015, the Company reported earnings of $0.27 per common share. This compares to $0.31 per common share for the quarter ended December 31, 2014.
“In 2015, we reached record levels of loans and deposits. We are particularly pleased by our year over year deposit growth in a competitive environment and transforming industry. In addition, our successful insurance business acquisition drove year over year fee income growth of 13%. We achieved these results with essentially flat expenses, when you adjust for the acquisition,” said President and CEO Philip B. Flynn. “Over the past five years, we have rebuilt and diversified our loan portfolio. We grew several specialized commercial lending businesses, including an oil and gas business focused entirely on reserve secured lending. Despite the recent energy price volatility, we remain committed to the energy business and we will continue to proactively manage the risk of our portfolio throughout this current cycle. As we enter 2016, we remain focused on enhancing our customer solutions and driving shareholder value.”

2015 HIGHLIGHTS

•	Average loans grew $1.4 billion, or 8% from a year ago to $18.3 billion

•	Commercial lending accounted for 55% of average loan growth

•	Average deposits grew $2.3 billion, or 13% from a year ago to $19.9 billion

•	Net interest income of $676 million decreased $5 million, or 1% from last year

•	Net interest margin of 2.84% declined from 3.08% in 2014

•	Noninterest expenses of $697 million increased $18 million, or 3% from last year

•	Substantially all the increase was attributable to the insurance business acquisition

•	During the year, the Company repurchased $93 million, or approximately 5 million shares, of common stock at an average cost of $18.73 per share

•	Return on average common equity Tier 1 was 9.9% and return on average tangible common equity was 10.0%

•	Total dividends per common share of $0.41 were up 11% from last year

•	Capital ratios remain strong with a common equity tier 1 ratio of 9.5% at year end

FOURTH QUARTER AND 2015 FINANCIAL RESULTS

Loans
Full year 2015 average loans of $18.3 billion were up $1.4 billion, or 8% from 2014. Total commercial lending average balances grew $772 million, or 7% from the prior year. Commercial and business lending average balances grew $540 million, or 8% from 2014. Commercial real estate lending average balances grew $232 million, or 6% from 2014. Residential lending average balances increased $675 million, or 14% from the prior year.
Fourth quarter 2015 average loans of $18.5 billion increased $90 million, or 0.5% from the third quarter and increased $1.2 billion, or 7% from the year ago quarter. Total commercial lending average balances decreased $84 million, or 1% from the prior quarter and increased $479 million, or 4% from the year ago quarter. Commercial and business lending average balances declined $198 million, or 3% from the third quarter and was attributed to lower general commercial and mortgage warehouse activity. Commercial and business lending average balances were up $171 million, or 3% from the year ago quarter. Commercial real estate lending average balances grew $113 million, or 3% from the third quarter and are up $307 million, or 8% from the year ago quarter. Residential lending average balances grew $187 million, or 3% from the prior quarter and grew $754 million, or 15% from the year ago quarter.
For the period ended December 31, 2015, total loans of $18.7 billion were up $190 million, or 1% from September 30, 2015, and were up $1.1 billion, or 6% from December 31, 2014. Total commercial lending was up $103 million, or 1% from the prior quarter end, and was up $474 million, or 4% from the prior year end. Total consumer loans were up $87 million or 1% from the prior quarter end and were up $646 million, or 10% from the prior year end.
For the period ended December 31, 2015, the Company’s oil and gas exposure was $1 billion of commitments with $752 million of outstandings, representing approximately 4% of the loan portfolio. The loans are all reserve secured. The portfolio was comprised of approximately 50 credits made primarily to small and mid-sized companies.

Deposits
Full year 2015 average deposits of $19.9 billion were up $2.3 billion, or 13% from 2014. Noninterest-bearing demand deposits and interest-bearing demand deposits average balances were up $329 million and $217 million, respectively, from the prior year. Money market average balances were up $1.6 billion, or 21% from 2014. Savings and time deposits average balances had modest growth in 2015.
Fourth quarter 2015 average deposits of $20.6 billion were up $322 million, or 2% compared to the third quarter and increased $2.1 billion, or 11% from the year ago quarter. Noninterest-bearing demand deposits average balances increased $394 million, or 9% from the third quarter and were up $601 million, or 14% from the year ago quarter. Interest-bearing demand deposits average balances decreased $49 million, or 2% from the third quarter, and were modestly up from the year ago quarter. Money market average balances were slightly down compared to the third quarter, and up $1.3 billion, or 16% from the year ago quarter. Average savings balances were flat from the prior quarter and up $94 million, or 7% from the year ago quarter. Average time deposits were down $20 million, or 1% from the third quarter and up $55 million, or 4% from the year ago quarter.

For the period ended December 31, 2015, total deposits of $21.0 billion were up $449 million, or 2% from September 30, 2015, and were up $2.2 billion, or 12% from December 31, 2014. Noninterest-bearing demand deposit balances were up $905 million, or 19% from the prior quarter end and up $1.1 billion, or 23% from the prior year end. Money market balances decreased $414 million, or 4% from the prior quarter end and up $778 million, or 9% from December 31, 2014. Interest-bearing demand deposits were up $29 million, or 1% from the prior quarter end and up $318 million, or 10% from the prior year end. Savings accounts were down $12 million, or 1% from prior quarter end and up $99 million, or 8% from the prior year end.

Net Interest Income and Net Interest Margin
Net interest income of $676 million for 2015 was down $5 million, or 1% from 2014. Fourth quarter net interest income of $171 million increased $1 million, or 1% from the prior quarter and was down $3 million, or 2% compared to the year ago quarter.
Net interest margin of 2.84% for 2015 reflected 24 basis points of compression from 2014. Fourth quarter net interest margin of 2.82% was flat to the prior quarter and 22 basis points lower than the year ago quarter. The majority of the year over year decline was attributed to commercial loan yield compression. In addition, funding costs increased 6 basis points from the year ago quarter, primarily related to the carrying cost of the Company’s $500 million of senior and subordinated debt issued in November 2014.
Fourth quarter total earning assets yield of 3.14% was up 1 basis point from the prior quarter. Asset yield compression was offset by $2 million in interest recoveries and deferred fees in the fourth quarter. The net interest margin impact of this activity was approximately 3 basis points for the quarter.
Total interest-bearing funding costs of 0.41% in the fourth quarter were up 1 basis point from the prior quarter.

Noninterest Income
Noninterest income of $328 million for 2015 was up $38 million, or 13% compared to 2014. Insurance commissions were up $31 million, or 70% from the prior year due to the insurance business acquisition in the first quarter of 2015. Mortgage banking income increased $11 million from the prior year due to higher volumes and margins.
Fourth quarter noninterest income was $82 million, up $2 million, or 2% from the third quarter and up $12 million, or 18% from the year ago quarter. Mortgage banking income increased $2 million from the third quarter, primarily driven by higher volumes and positive interest rate marks. Insurance commissions were modestly up from the third quarter, and up $7 million from the year ago quarter. Capital market fees increased $1 million from the prior quarter due to increased customer derivatives activity. Fourth quarter net investment securities gains of $4 million were primarily related to the continued restructuring of the Company’s investment portfolio from Fannie Mae and Freddie Mac mortgage backed securities into Ginnie Mae securities.

Noninterest Expense
Total noninterest expense of $697 million in 2015 was up $18 million, or 3% compared to 2014, and was substantially attributable to increased personnel expense related to the insurance business acquisition. Technology expense increased $5 million, or 9% from the prior year. Year over year increases in occupancy and FDIC expense were offset by decreases in several categories including foreclosure/OREO and equipment expense.
Total noninterest expense was $175 million in the fourth quarter, up $3 million, or 2% from both the third quarter and the year ago quarter. Personnel expense decreased $1 million in the fourth quarter due to reduced incentive compensation and lower staffing levels; partially offset by increased health and benefits costs. Business development and advertising increased $2 million from the third quarter driven by the Company’s fall marketing campaign. FDIC expense increased $2 million in the fourth quarter related to an increase in FDIC risk premiums. Occupancy was higher in the fourth quarter due to a $2 million expense related to the consolidation of 10 branches during the quarter. Technology, equipment, and legal fees had declines in the fourth quarter.

Taxes
2015 income taxes of $81 million were down $4 million from 2014. The effective tax rate for 2015 was 30% compared to 31% last year.

Credit
Net charge offs of $8 million for the fourth quarter were flat to the third quarter, and up $3 million from the year ago quarter. Potential problem loans increased to $302 million from $264 million in the third quarter, and increased from $190 million in the year ago quarter, primarily attributed to migration within the oil and gas portfolio.
The fourth quarter provision for credit losses was $20 million, up $12 million from the prior quarter, due primarily to an increase in reserves related to energy exposure, driven by the low and volatile price of oil and gas and the resulting downward migration in the portfolio. The allowance for loan losses related to the Company’s energy portfolio was $42 million as of December 31, 2015, up from $29 million at the prior quarter end, and up from $17 million at the prior year end. The additional reserves increased the Company’s energy reserve as a percent of its energy loans to 5.6% at year end, compared to 3.8% at the prior quarter end, and 2.3% at the prior year end.
Nonaccrual loans of $178 million were up $31 million in the fourth quarter, and were modestly higher than a year ago quarter, primarily attributable to the downgrade of two commercial loans. The nonaccrual loans to total loans ratio increased to 0.95% in the fourth quarter, up from 0.80% in the prior quarter, and down from 1.01% in the year ago quarter.
The Company’s allowance for loan losses was $274 million, up $12 million from the third quarter, and up $8 million from the year ago quarter. The allowance for loan losses to total loans ratio increased to 1.47% in the fourth quarter, from 1.42% in the third quarter.

Capital
The Company’s capital position remains strong, with a common equity Tier 1 ratio of 9.5% at December 31, 2015. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2015 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 21, 2016. Interested parties can listen to the call live on the internet through the investor relations section of the company's website, http://investor.associatedbank.com or by dialing 877-407-8037. The slide presentation for the call will be available on the company's website just prior to the call. The number for international callers is 201-689-8037. Participants should ask the operator for the Associated Banc-Corp fourth quarter 2015 earnings call.
An audio archive of the webcast will be available on the company’s website at http://investor.associatedbank.com approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of over $27 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release contains references to measures which are not defined in generally accepted accounting principles (“GAAP”), including “efficiency ratio” and “common equity Tier 1.” Information concerning these non-GAAP financial measures can be found in the attached tables.

# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(in thousands)	Dec 31, 2015	Sep 30, 2015	Seql Qtr $ Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr $ Change
Assets
Cash and due from banks	$374,921	$303,701	$71,220	$375,369	$355,541	$444,113	$(69,192)
Interest-bearing deposits in other financial institutions	79,764	70,023	9,741	101,573	488,426	571,924	(492,160)
Federal funds sold and securities purchased under agreements to resell	19,000	36,490	(17,490)	39,850	3,380	16,030	2,970
Securities held to maturity, at amortized cost	1,168,230	604,799	563,431	532,382	438,047	404,455	763,775
Securities available for sale, at fair value	4,967,414	5,403,656	(436,242)	5,407,998	5,358,310	5,396,812	(429,398)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	147,240	160,871	(13,631)	160,765	189,222	189,107	(41,867)
Loans held for sale	124,915	105,144	19,771	151,146	159,963	154,935	(30,020)
Loans	18,714,343	18,524,773	189,570	18,303,252	17,979,032	17,593,846	1,120,497
Allowance for loan losses	(274,264)	(262,536)	(11,728)	(261,538)	(265,268)	(266,302)	(7,962)
Loans, net	18,440,079	18,262,237	177,842	18,041,714	17,713,764	17,327,544	1,112,535
Premises and equipment, net	267,606	271,119	(3,513)	274,338	274,591	274,688	(7,082)
Goodwill	968,844	968,844	—	968,844	968,774	929,168	39,676
Mortgage servicing rights	61,341	61,402	(61)	61,192	59,733	60,145	1,196
Other intangible assets	16,458	16,978	(520)	17,863	18,251	7,437	9,021
Trading assets	32,192	43,752	(11,560)	35,386	42,336	35,163	(2,971)
Other assets	1,047,017	1,158,227	(111,210)	1,016,725	998,402	1,010,253	36,764
Total assets	$27,715,021	$27,467,243	$247,778	$27,185,145	$27,068,740	$26,821,774	$893,247
Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$5,562,466	$4,657,261	$905,205	$4,332,171	$4,570,872	$4,505,272	$1,057,194
Interest-bearing deposits	15,445,199	15,901,134	(455,935)	14,937,392	15,280,720	14,258,232	1,186,967
Total deposits	21,007,665	20,558,395	449,270	19,269,563	19,851,592	18,763,504	2,244,161
Federal funds purchased and securities sold under agreements to repurchase	431,438	702,569	(271,131)	689,699	587,272	493,991	(62,553)
Other short-term funding	402,978	319,766	83,212	905,837	75,265	574,297	(171,319)
Long-term funding	2,679,350	2,679,542	(192)	3,179,734	3,429,925	3,930,117	(1,250,767)
Trading liabilities	33,430	45,817	(12,387)	37,169	44,730	37,329	(3,899)
Accrued expenses and other liabilities	222,914	207,357	15,557	198,752	197,818	222,285	629
Total liabilities	24,777,775	24,513,446	264,329	24,280,754	24,186,602	24,021,523	756,252
Stockholders’ Equity
Preferred equity	121,379	121,379	—	122,015	59,727	59,727	61,652
Common stock	1,642	1,642	—	1,642	1,674	1,665	(23)
Surplus	1,458,522	1,455,034	3,488	1,450,200	1,505,170	1,484,933	(26,411)
Retained earnings	1,593,239	1,570,199	23,040	1,538,684	1,509,967	1,497,818	95,421
Accumulated other comprehensive income (loss)	(32,616)	15,376	(47,992)	2,594	24,800	(4,850)	(27,766)
Treasury stock	(204,920)	(209,833)	4,913	(210,744)	(219,200)	(239,042)	34,122
Total stockholders’ equity	2,937,246	2,953,797	(16,551)	2,904,391	2,882,138	2,800,251	136,995
Total liabilities and stockholders’ equity	$27,715,021	$27,467,243	$247,778	$27,185,145	$27,068,740	$26,821,774	$893,247

Associated Banc-Corp Consolidated Statements of Income (Unaudited)

			Comp Qtr				Comp YTD
(in thousands, except per share amounts)	4Q15	4Q14	$ Change	% Change	YTD Dec 2015	YTD Dec 2014	$ Change	% Change
Interest Income
Interest and fees on loans	$155,602	$156,536	$(934)	(0.6)%	$615,627	$598,582	$17,045	2.8%
Interest and dividends on investment securities:
Taxable	26,395	25,061	1,334	5.3%	100,292	102,464	(2,172)	(2.1)%
Tax-exempt	7,783	7,580	203	2.7%	31,152	29,064	2,088	7.2%
Other interest	1,639	1,821	(182)	(10.0)%	6,591	6,635	(44)	(0.7)%
Total interest income	191,419	190,998	421	0.2%	753,662	736,745	16,917	2.3%
Interest Expense
Interest on deposits	8,844	7,319	1,525	20.8%	33,125	26,294	6,831	26.0%
Interest on Federal funds purchased and securities sold under agreements to repurchase	229	218	11	5.0%	943	1,219	(276)	(22.6)%
Interest on other short-term funding	186	156	30	19.2%	465	785	(320)	(40.8)%
Interest on long-term funding	10,692	8,644	2,048	23.7%	42,851	27,480	15,371	55.9%
Total interest expense	19,951	16,337	3,614	22.1%	77,384	55,778	21,606	38.7%
Net Interest Income	171,468	174,661	(3,193)	(1.8)%	676,278	680,967	(4,689)	(0.7)%
Provision for credit losses	20,000	5,000	15,000	300.0%	37,500	16,000	21,500	134.4%
Net interest income after provision for credit losses	151,468	169,661	(18,193)	(10.7)%	638,778	664,967	(26,189)	(3.9)%
Noninterest Income
Trust service fees	11,965	12,457	(492)	(3.9)%	48,840	48,403	437	0.9%
Service charges on deposit accounts	16,577	17,006	(429)	(2.5)%	65,471	68,779	(3,308)	(4.8)%
Card-based and other nondeposit fees	12,694	12,019	675	5.6%	51,325	49,512	1,813	3.7%
Insurance commissions	17,997	10,593	7,404	69.9%	75,363	44,421	30,942	69.7%
Brokerage and annuity commissions	3,694	3,496	198	5.7%	15,378	16,089	(711)	(4.4)%
Total core fee-based revenue	62,927	55,571	7,356	13.2%	256,377	227,204	29,173	12.8%
Mortgage banking, net	8,271	2,928	5,343	182.5%	32,263	21,320	10,943	51.3%
Capital market fees, net	3,423	2,613	810	31.0%	10,752	9,973	779	7.8%
Bank owned life insurance income	2,092	2,739	(647)	(23.6)%	9,796	13,576	(3,780)	(27.8)%
Asset gains (losses), net	(1,492)	3,727	(5,219)	(140.0)%	1,592	10,288	(8,696)	(84.5)%
Investment securities gains, net	4,095	25	4,070	N/M	8,133	494	7,639	N/M
Other	2,580	2,040	540	26.5%	9,496	7,464	2,032	27.2%
Total noninterest income	81,896	69,643	12,253	17.6%	328,409	290,319	38,090	13.1%
Noninterest Expense
Personnel expense	100,469	97,258	3,211	3.3%	404,741	390,399	14,342	3.7%
Occupancy	14,718	14,589	129	0.9%	60,896	57,677	3,219	5.6%
Equipment	5,695	6,148	(453)	(7.4)%	23,209	24,784	(1,575)	(6.4)%
Technology	13,953	14,581	(628)	(4.3)%	60,613	55,472	5,141	9.3%
Business development and advertising	7,652	8,538	(886)	(10.4)%	25,772	26,144	(372)	(1.4)%
Other intangible amortization	520	775	(255)	(32.9)%	3,094	3,747	(653)	(17.4)%
Loan expense	4,120	3,646	474	13.0%	14,102	13,866	236	1.7%
Legal and professional fees	3,963	4,257	(294)	(6.9)%	17,052	17,485	(433)	(2.5)%
Foreclosure / OREO expense	1,270	1,168	102	8.7%	4,494	6,722	(2,228)	(33.1)%
FDIC expense	7,500	6,956	544	7.8%	26,000	23,761	2,239	9.4%
Other	15,032	13,889	1,143	8.2%	57,426	59,184	(1,758)	(3.0)%
Total noninterest expense	174,892	171,805	3,087	1.8%	697,399	679,241	18,158	2.7%
Income before income taxes	58,472	67,499	(9,027)	(13.4)%	269,788	276,045	(6,257)	(2.3)%
Income tax expense	15,681	18,761	(3,080)	(16.4)%	81,487	85,536	(4,049)	(4.7)%
Net income	42,791	48,738	(5,947)	(12.2)%	188,301	190,509	(2,208)	(1.2)%
Preferred stock dividends	2,198	1,225	973	79.4%	7,155	5,002	2,153	43.0%
Net income available to common equity	$40,593	$47,513	$(6,920)	(14.6)%	$181,146	$185,507	$(4,361)	(2.4)%
Earnings Per Common Share:
Basic	$0.27	$0.31	$(0.04)	(12.9)%	$1.20	$1.17	$0.03	2.6%
Diluted	$0.27	$0.31	$(0.04)	(12.9)%	$1.19	$1.16	$0.03	2.6%
Average Common Shares Outstanding:
Basic	148,834	151,931	(3,097)	(2.0)%	149,350	157,286	(7,936)	(5.0)%
Diluted	150,163	153,083	(2,920)	(1.9)%	150,603	158,254	(7,651)	(4.8)%

N/M = Not meaningful

Associated Banc-Corp Consolidated Statements of Income (Unaudited)—Quarterly Trend
			Seql Qtr					Comp Qtr
(in thousands, except per share amounts)	4Q15	3Q15	$ Change	% Change	2Q15	1Q15	4Q14	$ Change	% Change
Interest Income
Interest and fees on loans	$155,602	$155,663	$(61)	—%	$152,417	$151,945	$156,536	$(934)	(0.6)%
Interest and dividends on investment securities:
Taxable	26,395	24,937	1,458	5.8%	23,868	25,092	25,061	1,334	5.3%
Tax-exempt	7,783	7,917	(134)	(1.7)%	7,565	7,887	7,580	203	2.7%
Other interest	1,639	1,489	150	10.1%	1,771	1,692	1,821	(182)	(10.0)%
Total interest income	191,419	190,006	1,413	0.7%	185,621	186,616	190,998	421	0.2%
Interest Expense
Interest on deposits	8,844	8,521	323	3.8%	8,141	7,619	7,319	1,525	20.8%
Interest on Federal funds purchased and securities sold under agreements to repurchase	229	248	(19)	(7.7)%	235	231	218	11	5.0%
Interest on other short-term funding	186	83	103	124.1%	115	81	156	30	19.2%
Interest on long-term funding	10,692	10,645	47	0.4%	10,642	10,872	8,644	2,048	23.7%
Total interest expense	19,951	19,497	454	2.3%	19,133	18,803	16,337	3,614	22.1%
Net Interest Income	171,468	170,509	959	0.6%	166,488	167,813	174,661	(3,193)	(1.8)%
Provision for credit losses	20,000	8,000	12,000	150.0%	5,000	4,500	5,000	15,000	300.0%
Net interest income after provision for credit losses	151,468	162,509	(11,041)	(6.8)%	161,488	163,313	169,661	(18,193)	(10.7)%
Noninterest Income
Trust service fees	11,965	12,273	(308)	(2.5)%	12,515	12,087	12,457	(492)	(3.9)%
Service charges on deposit accounts	16,577	17,385	(808)	(4.6)%	15,703	15,806	17,006	(429)	(2.5)%
Card-based and other nondeposit fees	12,694	12,618	76	0.6%	13,597	12,416	12,019	675	5.6%
Insurance commissions	17,997	17,561	436	2.5%	20,077	19,728	10,593	7,404	69.9%
Brokerage and annuity commissions	3,694	3,809	(115)	(3.0)%	4,192	3,683	3,496	198	5.7%
Total core fee-based revenue	62,927	63,646	(719)	(1.1)%	66,084	63,720	55,571	7,356	13.2%
Mortgage banking, net	8,271	6,643	1,628	24.5%	9,941	7,408	2,928	5,343	182.5%
Capital market fees, net	3,423	2,170	1,253	57.7%	2,692	2,467	2,613	810	31.0%
Bank owned life insurance income	2,092	2,448	(356)	(14.5)%	2,381	2,875	2,739	(647)	(23.6)%
Asset gains (losses), net	(1,492)	95	(1,587)	N/M	1,893	1,096	3,727	(5,219)	(140.0)%
Investment securities gains, net	4,095	2,796	1,299	46.5%	1,242	—	25	4,070	N/M
Other	2,580	2,118	462	21.8%	2,288	2,510	2,040	540	26.5%
Total noninterest income	81,896	79,916	1,980	2.5%	86,521	80,076	69,643	12,253	17.6%
Noninterest Expense
Personnel expense	100,469	101,134	(665)	(0.7)%	102,986	100,152	97,258	3,211	3.3%
Occupancy	14,718	14,187	531	3.7%	14,308	17,683	14,589	129	0.9%
Equipment	5,695	6,003	(308)	(5.1)%	5,739	5,772	6,148	(453)	(7.4)%
Technology	13,953	14,748	(795)	(5.4)%	16,354	15,558	14,581	(628)	(4.3)%
Business development and advertising	7,652	5,964	1,688	28.3%	6,829	5,327	8,538	(886)	(10.4)%
Other intangible amortization	520	885	(365)	(41.2)%	888	801	775	(255)	(32.9)%
Loan expense	4,120	3,305	815	24.7%	3,681	2,996	3,646	474	13.0%
Legal and professional fees	3,963	4,207	(244)	(5.8)%	4,344	4,538	4,257	(294)	(6.9)%
Foreclosure / OREO expense	1,270	496	774	156.0%	1,303	1,425	1,168	102	8.7%
FDIC expense	7,500	6,000	1,500	25.0%	6,000	6,500	6,956	544	7.8%
Other	15,032	14,507	525	3.6%	14,384	13,503	13,889	1,143	8.2%
Total noninterest expense	174,892	171,436	3,456	2.0%	176,816	174,255	171,805	3,087	1.8%
Income before income taxes	58,472	70,989	(12,517)	(17.6)%	71,193	69,134	67,499	(9,027)	(13.4)%
Income tax expense	15,681	21,551	(5,870)	(27.2)%	21,793	22,462	18,761	(3,080)	(16.4)%
Net income	42,791	49,438	(6,647)	(13.4)%	49,400	46,672	48,738	(5,947)	(12.2)%
Preferred stock dividends	2,198	2,184	14	0.6%	1,545	1,228	1,225	973	79.4%
Net income available to common equity	$40,593	$47,254	$(6,661)	(14.1)%	$47,855	$45,444	$47,513	$(6,920)	(14.6)%
Earnings Per Common Share:
Basic	$0.27	$0.31	$(0.04)	(12.9)%	$0.32	$0.30	$0.31	$(0.04)	(12.9)%
Diluted	$0.27	$0.31	$(0.04)	(12.9)%	$0.31	$0.30	$0.31	$(0.04)	(12.9)%
Average Common Shares Outstanding:
Basic	148,834	148,614	220	0.1%	149,903	150,070	151,931	(3,097)	(2.0)%
Diluted	150,163	149,799	364	0.2%	151,108	151,164	153,083	(2,920)	(1.9)%

N/M = Not meaningful

Associated Banc-Corp Selected Quarterly Information
($ in millions, except per share, full time equivalent employee data and branch count)	YTD 2015	YTD 2014	4Q15	3Q15	2Q15	1Q15	4Q14
Per Common Share Data
Dividends	$0.41	$0.37	$0.11	$0.10	$0.10	$0.10	$0.10
Market value:
High	20.84	19.37	20.61	20.55	20.84	19.07	19.37
Low	16.62	15.58	17.98	17.17	18.50	16.62	16.75
Close	18.75	18.63	18.75	17.97	20.27	18.60	18.63
Book value	18.62	18.32	18.62	18.77	18.44	18.38	18.32
Tangible book value / share	$12.10	$12.06	$12.10	$12.23	$11.90	$11.95	$12.06
Performance Ratios (annualized)
Return on average assets	0.70%	0.76%	0.62%	0.72%	0.74%	0.71%	0.75%
Effective tax rate	30.20%	30.99%	26.82%	30.36%	30.61%	32.49%	27.79%
Dividend payout ratio (1)	34.17%	31.62%	40.74%	32.26%	31.25%	33.33%	32.26%
Selected Trend Information
Average full time equivalent employees	4,421	4,406	4,378	4,421	4,465	4,422	4,320
Branch count			215	225	228	227	226
Trust assets under management, at market value			$7,729	$7,626	$8,068	$8,138	$7,993
Mortgage loans originated for sale during period			$317	$292	$351	$268	$292
Mortgage portfolio serviced for others			$7,915	$7,907	$7,898	$7,920	$7,999
Mortgage servicing rights, net / portfolio serviced for others			0.77%	0.78%	0.77%	0.75%	0.75%
Selected Quarterly Ratios
Loans / deposits			89.08%	90.11%	94.99%	90.57%	93.77%
Stockholders’ equity / assets			10.60%	10.75%	10.68%	10.65%	10.44%
Shares outstanding, end of period			151,239	150,928	150,862	153,567	149,560

(1)	Ratio is based upon basic earnings per common share.

Associated Banc-Corp Selected Asset Quality Information
(in thousands)	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Allowance for Loan Losses
Beginning balance	$262,536	$261,538	0.4%	$265,268	$266,302	$266,262	(1.4)%
Provision for loan losses	19,500	9,000	116.7%	5,000	4,500	4,500	333.3%
Charge offs	(12,741)	(11,732)	8.6%	(14,537)	(13,270)	(8,778)	45.1%
Recoveries	4,969	3,730	33.2%	5,807	7,736	4,318	15.1%
Net charge offs	(7,772)	(8,002)	(2.9)%	(8,730)	(5,534)	(4,460)	74.3%
Ending balance	$274,264	$262,536	4.5%	$261,538	$265,268	$266,302	3.0%
Allowance for Unfunded Commitments
Beginning balance	$23,900	$24,900	(4.0)%	$24,900	$24,900	$24,400	(2.0)%
Provision for unfunded commitments	500	(1,000)	(150.0)%	—	—	500	—%
Ending balance	$24,400	$23,900	2.1%	$24,900	$24,900	$24,900	(2.0)%
Allowance for credit losses	$298,664	$286,436	4.3%	$286,438	$290,168	$291,202	2.6%
Net Charge Offs	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Commercial and industrial	$4,612	$4,709	(2.1)%	$3,921	$4,650	$1,323	248.6%
Commercial real estate—owner occupied	291	(504)	(157.7)%	1,198	739	134	117.2%
Lease financing	(26)	—	N/M	—	—	9	(388.9)%
Commercial and business lending	4,877	4,205	16.0%	5,119	5,389	1,466	232.7%
Commercial real estate—investor	665	496	34.1%	1,856	(2,529)	(132)	N/M
Real estate construction	(140)	38	(468.4)%	(673)	(743)	(116)	20.7%
Commercial real estate lending	525	534	(1.7)%	1,183	(3,272)	(248)	(311.7)%
Total commercial	5,402	4,739	14.0%	6,302	2,117	1,218	343.5%
Home equity revolving lines of credit	294	533	(44.8)%	246	1,220	1,094	(73.1)%
Home equity loans junior liens	623	358	74.0%	118	423	457	36.3%
Home equity	917	891	2.9%	364	1,643	1,551	(40.9)%
Installment and credit cards	739	810	(8.8)%	786	769	990	(25.4)%
Residential mortgage	714	1,562	(54.3)%	1,278	1,005	701	1.9%
Total consumer	2,370	3,263	(27.4)%	2,428	3,417	3,242	(26.9)%
Total net charge offs	$7,772	$8,002	(2.9)%	$8,730	$5,534	$4,460	74.3%
Net Charge Offs to Average Loans (in basis points) *	Dec 31, 2015	Sep 30, 2015		Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Commercial and industrial	31	31		26	32	9
Commercial real estate—owner occupied	12	(21)		48	30	5
Lease financing	(24)	-		-	—	7
Commercial and business lending	28	24		29	31	9
Commercial real estate—investor	8	6		24	(33)	(2)
Real estate construction	(5)	1		(26)	(30)	(5)
Commercial real estate lending	5	5		11	(32)	(2)
Total commercial	19	17		22	8	4
Home equity revolving lines of credit	13	24		11	56	49
Home equity loans junior liens	195	104		32	108	107
Home equity	36	35		14	64	58
Installment and credit cards	69	75		73	70	86
Residential mortgage	5	11		9	8	5
Total consumer	13	18		14	21	19
Total net charge offs	17	17		19	13	10
Credit Quality	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Nonaccrual loans	$178,258	$147,454	20.9%	$160,361	$174,346	$177,413	0.5%
Other real estate owned (OREO)	14,569	13,740	6.0%	13,557	14,926	16,732	(12.9)%
Total nonperforming assets	$192,827	$161,194	19.6%	$173,918	$189,272	$194,145	(0.7)%
Loans 90 or more days past due and still accruing	$1,648	$1,484	11.1%	$1,662	$1,715	$1,623	1.5%
Allowance for loan losses / loans	1.47%	1.42%		1.43%	1.48%	1.51%
Allowance for loan losses / nonaccrual loans	153.86	178.05		163.09	152.15	150.10
Nonaccrual loans / total loans	0.95	0.80		0.88	0.97	1.01
Nonperforming assets / total loans plus OREO	1.03	0.87		0.95	1.05	1.10
Nonperforming assets / total assets	0.70	0.59		0.64	0.70	0.72
Net charge offs / average loans *	0.17	0.17		0.19	0.13	0.10
Year-to-date net charge offs / average loans *	0.16	0.16		0.16	0.13	0.09
* Annualized
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(in thousands)	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Nonaccrual loans by type:
Commercial and industrial	$91,941	$58,421	57.4%	$64,738	$61,620	$49,663	85.1%
Commercial real estate—owner occupied	8,049	13,368	(39.8)%	18,821	21,861	25,825	(68.8)%
Lease financing	1,634	1,763	(7.3)%	1,656	1,720	1,801	(9.3)%
Commercial and business lending	101,624	73,552	38.2%	85,215	85,201	77,289	31.5%
Commercial real estate—investor	8,643	6,921	24.9%	6,090	13,742	22,685	(61.9)%
Real estate construction	940	997	(5.7)%	2,906	5,423	5,399	(82.6)%
Commercial real estate lending	9,583	7,918	21.0%	8,996	19,165	28,084	(65.9)%
Total commercial	111,207	81,470	36.5%	94,211	104,366	105,373	5.5%
Home equity revolving lines of credit	9,917	8,060	23.0%	8,420	9,171	9,853	0.6%
Home equity loans junior liens	5,327	5,581	(4.6)%	5,356	6,145	6,598	(19.3)%
Home equity	15,244	13,641	11.8%	13,776	15,316	16,451	(7.3)%
Installment and credit cards	325	386	(15.8)%	454	515	613	(47.0)%
Residential mortgage	51,482	51,957	(0.9)%	51,920	54,149	54,976	(6.4)%
Total consumer	67,051	65,984	1.6%	66,150	69,980	72,040	(6.9)%
Total nonaccrual loans	$178,258	$147,454	20.9%	$160,361	$174,346	$177,413	0.5%
Restructured loans (accruing)	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Commercial and industrial	$29,293	$28,598	2.4%	$32,063	$26,466	$33,892	(13.6)%
Commercial real estate—owner occupied	7,877	7,343	7.3%	5,433	9,780	10,454	(24.7)%
Commercial and business lending	37,170	35,941	3.4%	37,496	36,246	44,346	(16.2)%
Commercial real estate—investor	21,915	18,580	17.9%	22,009	22,775	23,127	(5.2)%
Real estate construction	510	485	5.2%	714	717	727	(29.8)%
Commercial real estate lending	22,425	19,065	17.6%	22,723	23,492	23,854	(6.0)%
Total commercial	59,595	55,006	8.3%	60,219	59,738	68,200	(12.6)%
Home equity revolving lines of credit	1,332	1,121	18.8%	1,222	1,251	1,508	(11.7)%
Home equity loans junior liens	5,737	5,824	(1.5)%	6,610	6,642	6,701	(14.4)%
Home equity	7,069	6,945	1.8%	7,832	7,893	8,209	(13.9)%
Installment and credit cards	829	804	3.1%	796	891	974	(14.9)%
Residential mortgage	19,870	20,054	(0.9)%	21,373	20,295	20,833	(4.6)%
Total consumer	27,768	27,803	(0.1)%	30,001	29,079	30,016	(7.5)%
Total restructured loans (accruing)	$87,363	$82,809	5.5%	$90,220	$88,817	$98,216	(11.1)%
Restructured loans in nonaccrual loans (not included above)	$37,684	$36,583	3.0%	$43,699	$53,553	$57,656	(34.6)%
Loans Past Due 30-89 Days	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Commercial and industrial	$1,011	$2,921	(65.4)%	$6,357	$1,717	$14,747	(93.1)%
Commercial real estate—owner occupied	7,142	2,018	253.9%	1,090	1,849	10,628	(32.8)%
Lease financing	—	375	(100.0)%	—	—	—	N/M
Commercial and business lending	8,153	5,314	53.4%	7,447	3,566	25,375	(67.9)%
Commercial real estate—investor	291	1,218	(76.1)%	19,843	2,215	1,208	(75.9)%
Real estate construction	296	373	(20.6)%	312	317	984	(69.9)%
Commercial real estate lending	587	1,591	(63.1)%	20,155	2,532	2,192	(73.2)%
Total commercial	8,740	6,905	26.6%	27,602	6,098	27,567	(68.3)%
Home equity revolving lines of credit	5,559	6,142	(9.5)%	5,157	7,150	6,725	(17.3)%
Home equity loans junior liens	2,360	2,423	(2.6)%	1,894	1,905	2,058	14.7%
Home equity	7,919	8,565	(7.5)%	7,051	9,055	8,783	(9.8)%
Installment and credit cards	1,870	1,723	8.5%	1,655	1,818	1,932	(3.2)%
Residential mortgage	4,930	4,811	2.5%	6,602	4,356	4,846	1.7%
Total consumer	14,719	15,099	(2.5)%	15,308	15,229	15,561	(5.4)%
Total loans past due 30-89 days	$23,459	$22,004	6.6%	$42,910	$21,327	$43,128	(45.6)%
Potential Problem Loans	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Commercial and industrial	$230,680	$191,941	20.2%	$125,643	$138,403	$108,522	112.6%
Commercial real estate—owner occupied	35,706	41,466	(13.9)%	41,997	43,114	48,695	(26.7)%
Lease financing	2,450	233	N/M	1,385	2,009	2,709	(9.6)%
Commercial and business lending	268,836	233,640	15.1%	169,025	183,526	159,926	68.1%
Commercial real estate—investor	25,944	23,633	9.8%	23,543	26,026	24,043	7.9%
Real estate construction	3,919	2,354	66.5%	1,327	1,487	1,776	120.7%
Commercial real estate lending	29,863	25,987	14.9%	24,870	27,513	25,819	15.7%
Total commercial	298,699	259,627	15.0%	193,895	211,039	185,745	60.8%
Home equity revolving lines of credit	48	141	(66.0)%	202	247	204	(76.5)%
Home equity loans junior liens	174	86	102.3%	230	711	676	(74.3)%
Home equity	222	227	(2.2)%	432	958	880	(74.8)%
Installment and credit cards	—	—	N/M	—	—	2	(100.0)%
Residential mortgage	2,796	3,966	(29.5)%	5,341	6,621	3,781	(26.1)%
Total consumer	3,018	4,193	(28.0)%	5,773	7,579	4,663	(35.3)%
Total potential problem loans	$301,717	$263,820	14.4%	$199,668	$218,618	$190,408	58.5%
N/M = Not meaningful

Associated Banc-Corp Net Interest Income Analysis—Taxable Equivalent Basis — Sequential Quarter
	Three months ended December 31, 2015			Three months ended September 30, 2015
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,892,162	$55,451	3.19%	$7,089,664	$55,944	3.13%
Commercial real estate lending	4,373,460	37,587	3.41%	4,260,329	36,694	3.42%
Total commercial	11,265,622	93,038	3.28%	11,349,993	92,638	3.24%
Residential mortgage	5,845,557	47,305	3.24%	5,658,253	47,004	3.32%
Retail	1,431,509	16,673	4.65%	1,444,503	16,913	4.67%
Total loans	18,542,688	157,016	3.37%	18,452,749	156,555	3.38%
Investment securities
Taxable	5,205,033	26,395	2.03%	4,968,609	24,937	2.01%
Tax-exempt (1)	1,016,329	11,909	4.69%	997,489	12,112	4.86%
Other short-term investments	259,053	1,639	2.53%	415,496	1,489	1.43%
Investments and other	6,480,415	39,943	2.47%	6,381,594	38,538	2.42%
Total earning assets	25,023,103	$196,959	3.14%	24,834,343	$195,093	3.13%
Other assets, net	2,437,653			2,445,733
Total assets	$27,460,756			$27,280,076
Liabilities and stockholder's equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings deposits	$1,358,141	$249	0.07%	$1,357,677	$254	0.07%
Interest-bearing demand deposits	3,150,628	1,217	0.15%	3,199,391	962	0.12%
Money market deposits	9,534,551	4,351	0.18%	9,538,030	4,350	0.18%
Time deposits	1,604,864	3,027	0.75%	1,624,661	2,955	0.72%
Total interest-bearing deposits	15,648,184	8,844	0.22%	15,719,759	8,521	0.22%
Federal funds purchased and securities sold under agreements to repurchase	605,026	229	0.15%	649,891	248	0.15%
Other short-term funding	368,752	186	0.20%	154,811	83	0.21%
Total short-term funding	973,778	415	0.17%	804,702	331	0.16%
Long-term funding	2,679,472	10,692	1.60%	3,024,774	10,645	1.41%
Total short and long-term funding	3,653,250	11,107	1.22%	3,829,476	10,976	1.15%
Total interest-bearing liabilities	19,301,434	$19,951	0.41%	19,549,235	$19,497	0.40%
Noninterest-bearing demand deposits	4,967,719			4,573,840
Other liabilities	250,957			237,725
Stockholders’ equity	2,940,646			2,919,276
Total liabilities and stockholders’ equity	$27,460,756			$27,280,076
Interest rate spread			2.73%			2.73%
Net free funds			0.09%			0.09%
Net interest income, tax-equivalent, and net interest margin		$177,008	2.82%		$175,596	2.82%
Fully tax-equivalent adjustment		5,540			5,087
Net interest income		$171,468			$170,509
Net Interest Income Analysis—Taxable Equivalent Basis — Comparable Quarter
	Three months ended December 31, 2015			Three months ended December 31, 2014
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,892,162	$55,451	3.19%	$6,720,893	$59,197	3.50%
Commercial real estate lending	4,373,460	37,587	3.41%	4,066,143	37,122	3.62%
Total commercial	11,265,622	93,038	3.28%	10,787,036	96,319	3.54%
Residential mortgage	5,845,557	47,305	3.24%	5,091,794	43,370	3.40%
Retail	1,431,509	16,673	4.65%	1,508,425	17,800	4.70%
Total loans	18,542,688	157,016	3.37%	17,387,255	157,489	3.60%
Investment securities
Taxable	5,205,033	26,395	2.03%	4,780,268	25,061	2.10%
Tax-exempt (1)	1,016,329	11,909	4.69%	917,330	11,597	5.06%
Other short-term investments	259,053	1,639	2.53%	407,644	1,821	1.78%
Investments and other	6,480,415	39,943	2.47%	6,105,242	38,479	2.52%
Total earning assets	25,023,103	$196,959	3.14%	23,492,497	$195,968	3.32%
Other assets, net	2,437,653			2,388,268
Total assets	$27,460,756			$25,880,765
Liabilities and stockholder's equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings deposits	$1,358,141	$249	0.07%	$1,264,195	$253	0.08%
Interest-bearing demand deposits	3,150,628	1,217	0.15%	3,142,537	1,220	0.15%
Money market deposits	9,534,551	4,351	0.18%	8,209,091	3,547	0.17%
Time deposits	1,604,864	3,027	0.75%	1,549,565	2,299	0.59%
Total interest-bearing deposits	15,648,184	8,844	0.22%	14,165,388	7,319	0.20%
Federal funds purchased and securities sold under agreements to repurchase	605,026	229	0.15%	600,969	218	0.14%
Other short-term funding	368,752	186	0.20%	464,866	156	0.13%
Total short-term funding	973,778	415	0.17%	1,065,835	374	0.14%
Long-term funding	2,679,472	10,692	1.60%	3,221,574	8,644	1.07%
Total short and long-term funding	3,653,250	11,107	1.22%	4,287,409	9,018	0.84%
Total interest-bearing liabilities	19,301,434	$19,951	0.41%	18,452,797	$16,337	0.35%
Noninterest-bearing demand deposits	4,967,719			4,367,031
Other liabilities	250,957			228,600
Stockholders’ equity	2,940,646			2,832,337
Total liabilities and stockholders’ equity	$27,460,756			$25,880,765
Interest rate spread			2.73%			2.97%
Net free funds			0.09%			0.07%
Net interest income, tax-equivalent, and net interest margin		$177,008	2.82%		$179,631	3.04%
Fully tax-equivalent adjustment		5,540			4,970
Net interest income		$171,468			$174,661

Associated Banc-Corp Net Interest Income Analysis—Taxable Equivalent Basis — Year Over Year
	Year ended December 31, 2015			Year ended December 31, 2014
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,035,449	$223,639	3.18%	$6,495,338	$219,386	3.38%
Commercial real estate lending	4,222,218	146,372	3.47%	3,990,675	146,802	3.68%
Total commercial	11,257,667	370,011	3.29%	10,486,013	366,188	3.49%
Residential mortgage	5,538,690	182,228	3.29%	4,864,054	168,830	3.47%
Retail	1,455,907	67,524	4.64%	1,488,927	67,382	4.53%
Total loans	18,252,264	619,763	3.40%	16,838,994	602,400	3.58%
Investment securities
Taxable	4,936,065	100,292	2.03%	4,726,511	102,464	2.17%
Tax-exempt (1)	976,784	47,663	4.88%	867,721	44,467	5.12%
Other short-term investments	405,974	6,591	1.62%	326,902	6,635	2.03%
Investments and other	6,318,823	154,546	2.45%	5,921,134	153,566	2.59%
Total earning assets	24,571,087	$774,309	3.15%	22,760,128	$755,966	3.32%
Other assets, net	2,451,923			2,351,469
Total assets	$27,023,010			$25,111,597
Liabilities and stockholder's equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings deposits	$1,336,755	$1,000	0.07%	$1,249,452	$968	0.08%
Interest-bearing demand deposits	3,201,085	4,266	0.13%	2,983,747	4,124	0.14%
Money market deposits	9,210,179	16,574	0.18%	7,614,042	12,452	0.16%
Time deposits	1,613,547	11,285	0.70%	1,587,641	8,750	0.55%
Total interest-bearing deposits	15,361,566	33,125	0.22%	13,434,882	26,294	0.20%
Federal funds purchased and securities sold under agreements to repurchase	625,736	943	0.15%	795,257	1,219	0.15%
Other short-term funding	220,321	465	0.21%	573,460	785	0.14%
Total short-term funding	846,057	1,408	0.17%	1,368,717	2,004	0.15%
Long-term funding	3,127,018	42,851	1.37%	3,022,787	27,480	0.91%
Total short and long-term funding	3,973,075	44,259	1.11%	4,391,504	29,484	0.67%
Total interest-bearing liabilities	19,334,641	$77,384	0.40%	17,826,386	$55,778	0.31%
Noninterest-bearing demand deposits	4,541,521			4,212,202
Other liabilities	251,690			201,077
Stockholders’ equity	2,895,158			2,871,932
Total liabilities and stockholders’ equity	$27,023,010			$25,111,597
Interest rate spread			2.75%			3.01%
Net free funds			0.09%			0.07%
Net interest income, tax-equivalent, and net interest margin		$696,925	2.84%		$700,188	3.08%
Fully tax-equivalent adjustment		20,647			19,221
Net interest income		$676,278			$680,967

(1)
The yield on tax exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Associated Banc-Corp Financial Summary and Comparison (in thousands)
Period End Loan Composition	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Commercial and industrial	$6,147,440	$6,085,473	1.0%	$6,208,192	$6,140,420	$5,905,902	4.1%
Commercial real estate—owner occupied	918,212	966,689	(5.0)%	978,183	1,003,885	1,007,937	(8.9)%
Lease financing	43,243	42,607	1.5%	46,900	49,496	51,529	(16.1)%
Commercial and business lending	7,108,895	7,094,769	0.2%	7,233,275	7,193,801	6,965,368	2.1%
Commercial real estate—investor	3,234,266	3,183,352	1.6%	3,126,440	3,086,980	3,056,485	5.8%
Real estate construction	1,162,145	1,124,280	3.4%	1,092,308	1,019,571	1,008,956	15.2%
Commercial real estate lending	4,396,411	4,307,632	2.1%	4,218,748	4,106,551	4,065,441	8.1%
Total commercial	11,505,306	11,402,401	0.9%	11,452,023	11,300,352	11,030,809	4.3%
Home equity revolving lines of credit	883,759	883,573	—%	880,628	879,827	887,779	(0.5)%
Home equity loans junior liens	122,043	130,892	(6.8)%	141,344	154,120	164,148	(25.7)%
Home equity	1,005,802	1,014,465	(0.9)%	1,021,972	1,033,947	1,051,927	(4.4)%
Installment and credit cards	419,968	425,729	(1.4)%	430,823	436,492	454,219	(7.5)%
Residential mortgage	5,783,267	5,682,178	1.8%	5,398,434	5,208,241	5,056,891	14.4%
Total consumer	7,209,037	7,122,372	1.2%	6,851,229	6,678,680	6,563,037	9.8%
Total loans	$18,714,343	$18,524,773	1.0%	$18,303,252	$17,979,032	$17,593,846	6.4%
Period End Deposit and Customer Funding Composition	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Noninterest-bearing demand	$5,562,466	$4,657,261	19.4%	$4,332,171	$4,570,872	$4,505,272	23.5%
Savings	1,334,420	1,346,407	(0.9)%	1,359,478	1,337,643	1,235,277	8.0%
Interest-bearing demand	3,445,000	3,416,429	0.8%	3,576,311	3,525,870	3,126,854	10.2%
Money market	9,102,977	9,516,503	(4.3)%	8,374,186	8,781,206	8,324,646	9.3%
Brokered CDs	42,443	42,689	(0.6)%	39,760	40,699	42,556	(0.3)%
Other time	1,520,359	1,579,106	(3.7)%	1,587,657	1,595,302	1,528,899	(0.6)%
Total deposits	21,007,665	20,558,395	2.2%	19,269,563	19,851,592	18,763,504	12.0%
Customer repo sweeps	383,568	524,630	(26.9)%	433,044	528,572	384,221	(0.2)%
Total deposits and customer funding	$21,391,233	$21,083,025	1.5%	$19,702,607	$20,380,164	$19,147,725	11.7%
Network transaction deposits included above in interest-bearing demand & money market	$3,174,911	$3,207,867	(1.0)%	$2,920,939	$2,900,325	$2,852,943	11.3%
Brokered CDs	42,443	42,689	(0.6)%	39,760	40,699	42,556	(0.3)%
Total network and brokered funding	3,217,354	3,250,556	(1.0)%	2,960,699	2,941,024	2,895,499	11.1%
Net customer deposits and funding (1)	$18,173,879	$17,832,469	1.9%	$16,741,908	$17,439,140	$16,252,226	11.8%

Quarter Average Loan Composition	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Commercial and industrial	$5,905,034	$6,074,168	(2.8)%	$6,122,864	$5,944,152	$5,665,396	4.2%
Commercial real estate—owner occupied	944,223	970,112	(2.7)%	995,981	998,293	1,003,179	(5.9)%
Lease financing	42,905	45,384	(5.5)%	48,470	50,724	52,318	(18.0)%
Commercial and business lending	6,892,162	7,089,664	(2.8)%	7,167,315	6,993,169	6,720,893	2.5%
Commercial real estate—investor	3,266,008	3,134,454	4.2%	3,110,637	3,106,965	3,062,427	6.6%
Real estate construction	1,107,452	1,125,875	(1.6)%	1,038,318	995,768	1,003,716	10.3%
Commercial real estate lending	4,373,460	4,260,329	2.7%	4,148,955	4,102,733	4,066,143	7.6%
Total commercial	11,265,622	11,349,993	(0.7)%	11,316,270	11,095,902	10,787,036	4.4%
Home equity revolving lines of credit	882,599	880,660	0.2%	881,036	882,869	883,580	(0.1)%
Home equity loans junior liens	126,658	136,254	(7.0)%	147,391	159,378	169,845	(25.4)%
Home equity	1,009,257	1,016,914	(0.8)%	1,028,427	1,042,247	1,053,425	(4.2)%
Installment and credit cards	422,252	427,589	(1.2)%	432,415	445,268	455,000	(7.2)%
Residential mortgage	5,845,557	5,658,253	3.3%	5,411,193	5,231,698	5,091,794	14.8%
Total consumer	7,277,066	7,102,756	2.5%	6,872,035	6,719,213	6,600,219	10.3%
Total loans	$18,542,688	$18,452,749	0.5%	$18,188,305	$17,815,115	$17,387,255	6.6%
Quarter Average Deposit Composition	Dec 31, 2015	Sep 30, 2015	Seql Qtr % Change	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Comp Qtr % Change
Noninterest-bearing demand	$4,967,719	$4,573,840	8.6%	$4,290,567	$4,326,557	$4,367,031	13.8%
Savings	1,358,141	1,357,677	—%	1,352,616	1,277,469	1,264,195	7.4%
Interest-bearing demand	3,150,628	3,199,391	(1.5)%	3,251,196	3,203,727	3,142,537	0.3%
Money market	9,534,551	9,538,030	—%	9,101,589	8,653,260	8,209,091	16.1%
Time deposits	1,604,864	1,624,661	(1.2)%	1,630,242	1,594,183	1,549,565	3.6%
Total deposits	$20,615,903	$20,293,599	1.6%	$19,626,210	$19,055,196	$18,532,419	11.2%

(1)	Total deposits and customer funding excluding total network and brokered funding.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions)	YTD 2015	YTD 2014	4Q15	3Q15	2Q15	1Q15	4Q14
Common Equity Tier 1 Reconciliation (1)
Common equity			$2,816	$2,832	$2,782	$2,823	$2,740
Goodwill and other intangible assets			(985)	(986)	(987)	(987)	(937)
Tangible common equity			1,831	1,846	1,795	1,836	1,803
Accumulated other comprehensive income			33	(15)	(2)	(25)	5
Deferred tax assets / deferred tax liabilities, net			34	34	32	27	—
Common equity Tier 1			$1,898	$1,865	$1,825	$1,838	$1,808
Average Common Equity Tier 1 Reconciliation (1)
Common equity			$2,819	$2,798	$2,794	$2,785	$2,772
Goodwill and other intangible assets			(985)	(986)	(987)	(971)	(937)
Tangible common equity			1,834	1,812	1,807	1,814	1,835
Accumulated other comprehensive income			4	(7)	(16)	(18)	(14)
Deferred tax assets / deferred tax liabilities, net			34	32	29	8	—
Average common equity Tier 1			$1,872	$1,837	$1,820	$1,804	$1,821
Risk-based Capital (1) (2)
Risk-weighted assets			$19,933	$19,866	$19,629	$19,565	$18,568
Common equity Tier 1 / risk-weighted assets			9.52%	9.39%	9.30%	9.39%	9.74%
Tier 1 leverage ratio			7.60%	7.53%	7.53%	7.39%	7.48%
Tier 1 risk-based capital ratio			10.12%	9.98%	9.89%	9.70%	10.06%
Total risk-based capital ratio			12.62%	12.49%	12.41%	12.21%	12.66%
Selected Equity and Performance Ratios (1) (3)
Tangible common equity / tangible assets			6.85%	6.97%	6.85%	7.04%	6.97%
Tangible equity / tangible assets			7.30%	7.43%	7.32%	7.27%	7.20%
Return on average tangible common equity	9.97%	9.91%	8.78%	10.35%	10.62%	10.16%	10.27%
Return on average common equity Tier 1	9.88%	9.92%	8.60%	10.20%	10.55%	10.22%	10.35%
Efficiency Ratio Reconciliation (4)
Federal Reserve efficiency ratio	69.93%	70.28%	70.36%	68.83%	70.23%	70.30%	70.54%
Taxable equivalent adjustment	(1.42)%	(1.36)%	(1.53)%	(1.39)%	(1.34)%	(1.42)%	(1.41)%
Other intangible amortization	(0.30)%	(0.39)%	(0.20)%	(0.35)%	(0.35)%	(0.32)%	(0.31)%
Fully tax-equivalent efficiency ratio	68.21%	68.53%	68.63%	67.09%	68.54%	68.56%	68.82%

(1)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. Prior to 2015, the regulatory capital requirements effective for the Corporation followed the Capital Accord of the Basel Committee on Banking Supervision ("Basel I"). Beginning January 1, 2015, the regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions. These regulatory capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(2)	December 31, 2015 data is estimated.

(3)
The ratios tangible common equity to tangible assets and tangible equity to tangible assets exclude goodwill and other intangible assets, which is a non-GAAP financial measure. These financial measures have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.

(4)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.